                                                                    EXHIBIT 9.4

                    FORM OF RESTRICTED SECURITIES AGREEMENT
                    ---------------------------------------

          THIS AGREEMENT is made as of April 23, 1997, among Golder, Thoma, Cressey, Rauner Fund V, L.P., a Delaware limited partnership ("GTCR V"), Gator Associates, Ltd., a Florida limited partnership ("GATOR"), MG Capital Partners II, L.P. ("MG"), a Delaware limited partnership, and Tara Ventures, Ltd., a British Virgin Islands corporation ("TARA" and together with Gator, the "MILLER GROUP") and the individual listed on the signature page hereof under the heading "Executive".

          In order to induce the Investors to enter that certain Purchase Agreement among AnswerThink Consulting Group, Inc., a Florida corporation (the "COMPANY"), GTCR V, MG, Gator and Tara dated as of the date hereof (as amended from time to time, the "PURCHASE AGREEMENT") and the agreements contemplated thereby, Executive and the Investors desire to enter into an agreement pursuant to which, subject to the terms and conditions contained herein, the Investors will acquire from the Executive up to [NUMBER OF SHARES APPEARS HERE] shares of Common Stock, par value $.01 per share (the "COMMON STOCK") of the Company. Certain definitions are set forth in Section 4 of this Agreement.

          The parties hereto, intending to be legally bound, hereby agree as follows:

          1.   VESTING OF RESTRICTED SHARES.  Restricted Shares will become
               ----------------------------
vested upon a Sale of the Company or following a Public Offering in accordance with this Section 1.

               (a) If a Sale of the Company occurs on or prior to the sixth anniversary of the date of this Agreement, then a number of Restricted Shares will become vested (whether then held by Executive or an Investor) immediately prior to such Sale of the Company in accordance with the following schedule based on (i) the date of such Sale of the Company and (ii) the Target Multiple after giving effect to such Sale of the Company and assuming that the Investors own no Restricted Shares or Other Restricted Shares:

     DATE OF A SALE                                   TARGET MULTIPLE                         VESTED            UNVESTED
     OF THE COMPANY                                   ACHIEVED                                SHARES            SHARES
     --------------                                   --------                                ------            ------
          On or prior to the Second                   10 or greater                           300,000                  0
           Anniversary of this                        6 2/3 but less than 10                  200,000            100,000
             Agreement                                3 1/3 but less than 6 2/3               100,000            200,000
                                                      less than 3/13                                0            300,000

          Between the Second and Fourth               10 or greater                           300,000                  0
           Anniversary of this                        6 2/3 but less than 10                  200,000            100,000
             Agreement                                less than 6 2/3                               0            300,000

          Between the Fourth and Sixth
           Anniversary of this                        10 or greater                           300,000                  0
             Agreement                                less than 10                                  0            300,000

          (b) Following a Public Offering, all of the Restricted Shares will vest on the first date (the "VESTING DATE") that the average of the Trading Prices of a share of the Common Stock on each of the 30 consecutive trading days immediately preceding such date exceeds the Target Price.

          (c)  Restricted Shares which have become vested pursuant to subsection
(a) or (b) above on or prior to the earlier of (i) immediately prior to a Sale of the Company or (ii) the sixth anniversary of the date of this Agreement (such earlier date being hereinafter referred to as the "DETERMINATION DATE") are referred to herein as "VESTED SHARES," and all other Restricted Shares are referred to herein as "Unvested Shares."

     2.   TRANSFER OF RESTRICTED SHARES.
          -----------------------------

          (a) On the earlier of (i) the date that Executive ceases to be employed by any of the Company and its Subsidiaries for any reason (the "TERMINATION") or (ii) the Determination Date, Executive shall be deemed to have transferred to the Investors for no consideration all Restricted Shares that are then Unvested Shares and the Investors shall be deemed to have accepted such transfer and good and marketable title in such shares shall become vested in the Investors. Such Unvested Shares shall be allocated among the Investors pro rata based upon the number of shares of Underlying Common Stock then owned by each such Investor.

          (b) If Termination occurs prior to both the Determination Date and the Vesting Date, then (i) on the Determination Date (if earlier than the Vesting Date), each Investor shall be deemed to have contributed to the Company all of the Vested Shares, if any, then held by such Investor and (ii) on the Vesting Date (if earlier than the Determination Date), each Investor shall be deemed to have contributed to the Company all Restricted Shares held by it as of immediately after the Vesting Date. For purposes of clause (i), Restricted Shares Transferred to the Investors upon the Termination shall vest in the hands of the Investors pro rata based on the number of Restricted Shares Transferred to each Investor upon the Termination pursuant to Section 2(a).

     3.   RESTRICTIONS.  Executive may not Transfer any interest in any
          ------------
Restricted Shares except in accordance with the Senior Management Agreement. If the Investors receive Restricted Shares which they may be obligated to contribute to the Company in accordance with Section 2(b), no Investor shall Transfer any Restricted Shares so long as such Investor may be obligated to so contribute Restricted Shares.

     4.   DEFINITIONS.
          -----------

          "AFFILIATE" of any Investor means any direct or indirect general or limited partner of such Investor, or any employee or owner thereof, or any other person, entity or investment fund controlling, controlled by or under common control with such Investor, and will include, without limitation, with respect to GTCR V, Golder, Thoma, Cressey, Rauner, Inc. and its owners and employees.

          "CASH INFLOWS" means, on any date, the sum of all cash, cash equivalents, promissory obligations and the fair market value of other property made by the Investors from and after the date of this Agreement with respect to or in exchange for Investor Stock on or prior to such date.

          "CASH OUTFLOWS" means, on any date, the sum of all cash payments and the fair market value of all other distributions made by the Company from and after the date of this Agreement with respect to or in exchange for Investor Stock on or prior to such date, and, including, in the case of a Sale of the Company expected to occur within five business days after such date, all cash payments to be received by the Investors with respect to or in exchange for Investor Stock after giving effect to the consummation of a Sale of the Company; provided that in the event that property is distributed subject to contingencies or restrictions that might affect its fair market value (e.g., non-publicly traded stock, publicly traded stock subject to restrictions or limitations or a right to receive future consideration pursuant to an earn out), such distribution shall not be considered a "CASH OUTFLOW". (and the fair market value of such distribution shall not be determined) until such distributed property is first sold by an Investor (i) in an underwritten public offering of securities or (ii) to any person (other than the Company) who is not an Affiliate of any Investor or the Company. Notwithstanding the foregoing, the following shall not be considered a distribution: (a) any redemption or repurchase by the Company of any securities pursuant to an employment agreement,
(b) any recapitalization or exchange of securities of the Company and (c) any subdivision (by stock split or otherwise) or any combination (by reverse stock split or otherwise) of any outstanding stock.

          "INVESTORS" mean GTCR V, the Miller Group, MG and each of their successors, and to the extent permitted to be a subsequent holder of Convertible Preferred pursuant to the Purchase Agreement, assigns.

          "INVESTOR STOCK" shall have the meaning set forth in the Purchase Agreement.

          "OTHER RESTRICTED SHARES" means any shares of Common Stock (as appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations) subject to a Restricted Securities Agreement substantially similar to this Agreement.

          "PUBLIC OFFERING" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock approved by the board of directors of the Company.

          "RESTRICTED SHARES" means 300,000 of the 700,000 shares of Common Stock acquired by Executive under the Senior Management Agreement, as appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations.

          "SALE OF THE COMPANY" means any transaction or series of transactions pursuant to which any person(s) or entity(ies) other than an Investor and its Affiliates in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company's board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis; provided that the term "Sale of the Company" shall not include any sale of equity or debt securities by the Company in a private or public offering to other investors selected by GTCR V.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SENIOR MANAGEMENT AGREEMENT" means the Senior Management Agreement dated as of the date hereof between the Executive and the Company, as amended from time to time.

          "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement dated as of the date hereof among the Executive, the Investors, certain other individuals and the Company, as amended from time to time.

          "SUBSIDIARY" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

          "TARGET MULTIPLE" means Cash Outflows divided by Cash Inflows.

          "TARGET PRICE" means S30.00 per share of Common Stock (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

          "TRADING PRICE" of a share of Common Stock means, on any trading day, the closing sale price on the principal securities exchange on which shares of Common Stock are then listed, or, if there have been no sales on such exchange on such day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or, if on any such day Common Stock is not so listed, the average of the representative bid and asked prices listed in the NASDAQ System as of 4:00 P.M., New York time.

          "TRANSFER" means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

          "UNDERLYING COMMON STOCK" means, at any time, the sum of (i) the number of shares Common Stock of the Company outstanding as of such time plus
(ii) the
number of shares of Common Stock of the Company issuable upon the exercise or conversion of the Convertible Preferred (as defined in the Purchase Agreement) at such time.

     5.   LEGEND.  The certificates representing the Restricted Shares will bear
          ------
a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED SECURITIES AGREEMENT AMONG GOLDER, THOMA, CRESSEY, RAUNER FUND V, L.P., GATOR ASSOCIATES, LTD., MG CAPITAL PARTNERS II, L.P., TARA VENTURES, LTD., AND AN EXECUTIVE OF THE COMPANY DATED AS OF APRIL 23, 1997. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

The Company will remove such legend from any Restricted Shares that are no longer subject to Transfer or contribution pursuant to Section 2.

     6.   FURTHER ASSURANCES.  The parties to this Agreement shall execute and
          ------------------
deliver such further instruments of conveyance and transfer, and take such additional action, as the parties may at any time reasonably request in order to effectuate? consummate, confirm or evidence the provisions of this Agreement.

     7.   STOCK POWER.  In order to secure Executive's obligations hereunder, on
          -----------
the date hereof, Executive shall execute and deliver to the Company a stock power, endorsed in blank, relating to the certificates evidencing shares of Restricted Shares. All such certificates and related stock powers shall be held by the Company in trust, and the Company shall deliver them to the parties as contemplated by the provisions contained in this Agreement.

     8.   NOTICES.  All notices, demands or other communications to be given or
          -------
delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Investor and to each Executive at the addresses indicated on the Schedule of Holders attached to the Shareholders Agreement and to the Company at the address of its corporate headquarters or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     9.   GENERAL PROVISIONS.
          ------------------

          (a)  TRANSFERS IN VIOLATION OF AGREEMENT.  Any Transfer or attempted
               -----------------------------------
Transfer of any Restricted Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Restricted Shares as the owner of such stock for any purpose.

          (b)  SEVERABILITY.  Whenever possible, each provision of this
               ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (c)  COMPLETE AGREEMENT.  This Agreement, those documents expressly
               ------------------
referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (d)  COUNTERPARTS.  This Agreement may be executed in separate
               ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (e)  SUCCESSORS AND ASSIGNS.  Except as otherwise provided herein,
               ----------------------
this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, the Investors and their respective successors and permitted assigns; provided that the rights and obligations of Executive under this Agreement shall not be assignable.

          (f)  CHOICE OF LAW.  The corporate law of the State of Florida will
               -------------
govern all questions concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity and interpretation of this Agreement hereto will be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          (g)  REMEDIES.  Each of the parties to this Agreement (including the
               --------
Investors) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of any of the provisions of this Agreement.

          (H)  AMENDMENT AND WAIVER.  The provisions of this Agreement may be
               --------------------
amended and waived only with the prior written consent of each of the Investors and the Executive.

          (I)  ADJUSTMENTS OF NUMBERS.  All numbers set forth herein which
               ----------------------
refer to share prices or number of shares will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the subject class of stock.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                     GATOR ASSOCIATES, LTD.


                                     By: /s/ Edmund R. Miller
                                        -------------------------------

                                     Its:
                                         ------------------------------

                                     TARA VENTURES, LTD.


                                     By: /s/ Edmund R. Miller
                                        -------------------------------

                                     Its:
                                         ------------------------------

                                     GOLDER, THOMA, CRESSEY, RAUNER
                                     FUND V, L.P.

                                     By:   GTCR V, L.P.
                                     Its:  General Partner

                                     By:   Golder, Thoma, Cressey, Rauner, Inc.
                                     Its:  General Partner


                                     By: /s/ Bruce Rauner
                                        -------------------------------
                                     Its:  Principal


                                     EXECUTIVE


                                     [SIGNATURE APPEARS HERE]
                                     ----------------------------------
                                     [NAME APPEARS HERE]

                                     ADDITIONAL INVESTORS

                                     MG CAPITAL PARTNERS II, L.P.


                                     By: MG Capital Corp.
                                        -------------------------------
                                     Its: General Partner
                                         ------------------------------

                                     By: [SIGNATURE APPEARS HERE]
                                        -------------------------------
                                     Its: Managing Directors
                                         ------------------------------

                           CONSENT AND ACKNOWLEDGMENT

          The undersigned agrees to and acknowledges the form of the Restricted Securities Agreement attached hereto and agrees to and acknowledges the transactions referenced in such Restricted Securities Agreement and its obligation thereunder.


Dated:  April 25, 1997        ANSWERTHINK CONSULTING GROUP,
                              INC.


                              By: /s/ Ted A. Fernandez
                                 ---------------------------------
                              Its: CEO
                                  --------------------------------

                                                                    Exhibit A to
                                                 Restricted Securities Agreement
                                                 -------------------------------


                               SCHEDULE OF SHARES

                                                  No. of
                                                  ------
Name                                              Shares
----                                              ------
Ted A. Fernandez                                  300,000
Allan R. Frank                                    300,000
Olysses S. Knotts, III                            300,000
Edmund R. Miller                                  150,000